As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEYCORP (Exact Name of Registrant as Specified in Its Charter)	KEYCORP CAPITAL VIII (Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	Delaware (State or Other Jurisdiction of Incorporation or Organization)
34-6542451 (I.R.S. Employer Identification No.)	14-6270293 (I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306 (216) 689-6300	c/o KeyCorp 127 Public Square Cleveland, Ohio 44114-1306 (216) 689-6300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel R. Stolzer, Esq.

Vice President and Deputy General Counsel

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-6300

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

with a copy to:

James J. Barresi, Esq. Squire, Sanders & Dempsey L.L.P. 312 Walnut Street, Suite 3500 Cincinnati, Ohio 45202-4036 (513) 361-1200	Daniel G. Berick, Esq. Squire, Sanders & Dempsey L.L.P. 4900 Key Tower 127 Public Square Cleveland, Ohio 44114-1304 (216) 479-8500

Approximate date of commencement of proposed sale to the public: from time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Junior Subordinated Debt Securities of KeyCorp	(1	)(2)	(1)	(1)	(5)
Share Purchase Contracts of KeyCorp	(1	)(2)	(1)	(1)	(5)
Preferred Shares of KeyCorp	(1	)(2)	(1)	(1)	(5)
Depositary Shares of KeyCorp	(1	)(2)(3)	(1)	(1)	(5)
Units of KeyCorp	(1	)(2)	(1)	(1)	(5)
Trust Preferred Securities of KeyCorp Capital VIII	(1	)(2)	(1)	(1)	(5)
Guarantees of KeyCorp with respect to the Trust Preferred Securities	(1	)(2)(4)	(1)	(1)	(5)
Total

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant, including McDonald Investments Inc.

(3)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)	KeyCorp is also registering pursuant to this Registration Statement guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by KeyCorp Capital VIII. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such guarantee or any other such obligations.

(5)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for $29,572 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement on Form S-3 (No. 333-124023) and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-6300

KEYCORP

Junior Subordinated Debt Securities

Share Purchase Contracts

Preferred Shares

Depositary Shares

Units

KEYCORP CAPITAL VIII

Trust Preferred Securities

Guaranteed on a subordinated basis by KeyCorp

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

Our common stock is traded on the New York Stock Exchange under the symbol “KEY”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and will not be savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated June 12, 2006.

Prospectus

Item	Page Number
Where You Can Find More Information	1
Consolidated Earnings Ratios	2
Validity of Securities	2
Experts	2

i

The words “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20002. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

•	Current Reports on Form 8-K filed on January 20, 2006 (two reports); February 8, 2006; March 10, 2006; April 5, 2006; and April 18, 2006.

Information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-6300

The trust has no separate financial statements. Any such statements would not be material to the holders of the trust preferred securities because the trust has no independent operations.

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CONSOLIDATED EARNINGS RATIOS

The following table shows our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2005, and for each of the three-month periods ended March 31, 2006 and 2005.

For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of:

•	consolidated interest expense, excluding or including interest on deposits, as the case may be; and

•	that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratios of earnings to fixed charges
Excluding deposit interest	2.61x	2.98x	2.90x	3.59x	3.17x	2.76x	1.19x
Including deposit interest	1.68x	1.95x	1.85x	2.14x	1.97x	1.80x	1.09x
Ratios of earnings to combined fixed charges and preferred stock dividends
Excluding deposit interest	2.61x	2.98x	2.90x	3.59x	3.17x	2.76x	1.19x
Including deposit interest	1.68x	1.95x	1.85x	2.14x	1.97x	1.80x	1.09x

VALIDITY OF SECURITIES

The validity of the securities offered hereby, other than any trust preferred securities, will be passed upon for us, as will be indicated in the applicable prospectus supplement, by either our General Counsel or a Deputy General Counsel or by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio. Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel, will pass upon certain matters of Delaware law relating to the validity of any trust preferred securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2006 and 2005, incorporated by reference in this prospectus, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, Ernst & Young LLP’s separate report dated May 5, 2006, included in our quarterly report on Form 10-Q for the quarter ended March 31, 2006, and incorporated by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the

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degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

3

KEYCORP

Junior Subordinated Debt Securities

Share Purchase Contracts

Preferred Shares

Depositary Shares

Units

KEYCORP CAPITAL VIII

Trust Preferred Securities

Guaranteed on a subordinated basis by KeyCorp

PROSPECTUS

June 12, 2006

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby.

Registration Statement filing fees		$(1)
Listing fees and expenses	25,000
Blue Sky fees and expenses	10,000
Printing and engraving expenses	75,000
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses	12,500
Attorneys’ fees and expenses	175,000
Accounting fees and expenses	25,000
Rating agency fees	100,000
Miscellaneous	125,000

Total	$547,500	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r), except for the registration fees applied in accordance with Rule 457(p) as described herein in footnote (5) to the “Calculation of Registration Fee” table.

(2)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided by post-effective amendment at the time as to such class is included in a prospectus supplement in accordance with Rule 430(B).

Item 15. Indemnification of Directors and Officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

Under the terms of KeyCorp’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

KeyCorp is a party to an employment agreement with Henry L. Meyer III, and KeyCorp is party to Change of Control Agreements with certain other executive officers (including Messrs. Stevens and Weeden) pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer’s serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Under the Amended and Restated Trust Agreement of KeyCorp Capital VIII, KeyCorp will agree to indemnify each of the trustees of the trust and any predecessor trustees, and to hold such trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such trust agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under any applicable Trust Agreement or Amended and Restated Trust Agreement, forms of which are exhibits to this Registration Statement.

Item 16. Exhibits.

Exhibit No.	Exhibit
*1(a)	Form of Underwriting Agreement relating to share purchase contracts, preferred shares, depositary shares and units of KeyCorp.

*1(b)	Form of Underwriting Agreement relating to Trust Preferred Securities.

4(a)	Amended and Restated Articles of Incorporation of KeyCorp (Incorporated by reference to Exhibit 3 to Form 10-Q filed on November 13, 1998).

4(b)	Amended and Restated Regulations of KeyCorp, effective May 22, 2002 (Incorporated by reference to Exhibit 3.2 to Form 10-Q filed August 13, 2002).

4(c)	Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as trustee (Incorporated by reference to Exhibit 4(a) to KeyCorp’s Registration Statement on Form S-4, Commission Nos. 333-19151 and 333-19151-01, as filed with the Commission on January 28, 1997).

4(d)	Form of First Supplemental Indenture to Junior Subordinated Indenture, between KeyCorp and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(b) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

*4(e)	Form of Junior Subordinated Debt Security.

4(f)	Certificate of Trust of KeyCorp Capital VIII (Incorporated by reference to Exhibit 4(e) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(g)	Trust Agreement of KeyCorp Capital VIII (Incorporated herein by reference to Exhibit 4(f) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

Exhibit No.	Exhibit

4(h)	Form of Amended and Restated Trust Agreement for KeyCorp Capital VIII (Incorporated by reference to Exhibit 4(h) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(i)	Form of Agreement as to Expenses and Liabilities (Included as Exhibit D to Exhibit 4(h) above).

4(j)	Form of Capital Security Certificate (Included as Exhibit E to Exhibit 4(h) above).

4(k)	Form of Guarantee Agreement for KeyCorp Capital VIII (Incorporated herein by reference to Exhibit 4(l) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(l)	Form of Deposit Agreement (Incorporated by reference to Exhibit 4(i) of KeyCorp’s Registration Statement on Form S-3, Commission No. 33-58405, filed with the Commission on April 3, 1995).

4(m)	Form of Depositary Receipt (Incorporated by reference to Exhibit 4(j) of KeyCorp’s Registration Statement on Form S-3, Commission No. 33-58405, filed with the Commission on April 3, 1995).

*4(n)	Form of Share Purchase Contract.

*4(o)	Form of Unit Agreement, including form of Unit Certificate.

5(a)	Opinion of Daniel R. Stolzer, Esq. as to the validity of the securities with respect to KeyCorp.

5(b)	Opinion of Richards, Layton & Finger, P.A. as to the validity of the trust preferred securities, the enforceability of the trust agreement and the formation of issuer trust with respect to KeyCorp Capital VIII.

*8(a)	Opinion of Squire, Sanders & Dempsey L.L.P. as to certain tax matters.

12(a)	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the annual periods ended December 31, 2005, 2004, 2003, 2002 and 2001 (Incorporated by reference to Exhibit 12 to KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2005).

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Daniel R. Stolzer, Esq. (Included in Exhibit (5)(a)).

23(c)	Consent of Richards, Layton & Finger, P.A. (Included in Exhibit (5)(b)).

23(d)	Consent of Squire, Sanders & Dempsey L.L.P. (Included in Exhibit (8)(a)).

24(a)	Powers of Attorney.

25(a)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Junior Subordinated Indenture.

25(b)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Amended and Restated Trust Agreement of KeyCorp Capital VIII.

25(c)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas under the Guarantee for the benefit of the holders of Trust Preferred Securities of KeyCorp Capital VIII.

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the “Securities Act”), each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby also undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 12th day of June, 2006.

KEYCORP

By:	/S/ DANIEL R. STOLZER
Name: Daniel R. Stolzer
Title: Vice President and Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and as of the date indicated above.

Signature	Capacity

* Henry L. Meyer III	Chairman, President, Chief Executive Officer, (Principal Executive Officer) and Director

* Jeffrey B. Weeden	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert L. Morris	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Ralph Alvarez	Director

* William G. Bares	Director

* Alexander M. Cutler	Director

* Charles R. Hogan	Director

* Lauralee E. Martin	Director

* Eduardo R. Menascé	Director

* Bill R. Sanford	Director

* Thomas C. Stevens	Director

* Peter G. Ten Eyck, II	Director

*By:	/S/ DANIEL R. STOLZER
Name: Daniel R. Stolzer
Attorney-in-Fact

June 12, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp Capital VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of this 12th day of June, 2006.

KEYCORP CAPITAL VIII

By:	KeyCorp, as Depositor

By:	/S/ DANIEL R. STOLZER
Name: Daniel R. Stolzer
Title: Vice President and Deputy General Counsel